Exhibit 99.1

CONTACT:	Julie Lorigan Senior Vice President, Investor and Media Relations (781) 741-7775

Melissa Jaffin/Jessica Liddell — Investor/Media Relations Berns Communications Group (212) 994-4660 or (212) 871-8701
THE TALBOTS, INC. TO RELEASE FIRST QUARTER 2009
RESULTS ON JUNE 9th
-Company Reconfirms Previously Announced Outlook for Q12009 Continuing Operations
          Hingham, MA, May 6, 2009 — The Talbots, Inc. (NYSE: TLB) announced today that the Company is planning to release first quarter sales and earnings results for the period ending May 2, 2009 on Tuesday, June 9, 2009 and will host a conference call that morning at 10:00 a.m. ET. Additional details pertaining to the conference call will be issued approximately one week prior to the scheduled reporting date. Further, beginning with the first quarter of fiscal 2009, the Company will discontinue the separate reporting of quarterly sales.
          Talbots also announced that it is reconfirming its previously announced outlook for first quarter fiscal 2009 and currently expects a loss per share from continuing operations to be in the range of $0.47 to $0.52, excluding any restructuring and impairment charges, compared to last year’s earnings per share of $0.42, excluding restructuring and impairment charges of $0.07. On a GAAP basis, which includes restructuring and impairment charges, the Company reported first quarter 2008 earnings per share for continuing operations of $0.35.
          The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of fiscal 2008, the Company operated stores in 870 locations in

47 states, the District of Columbia, and Canada, with 587 locations under the Talbots brand name and 283 locations under the J. Jill brand name. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.
Cautionary Statement and Certain Risk Factors to Consider
          In addition to the information set forth in this press release, you should carefully consider the risk factors and risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as in this press release below.
          This press release contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “guidance,” or similar statements or variations of such terms.
          All of the information concerning our financial outlook and prospects, future access to credit facilities, future cash flows and cash needs, and other future financial performance or financial position, constitutes forward-looking information. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our regular-price and markdown selling, operating cash flows, liquidity, and funds available under our credit facilities for all forward periods. All of our forward-looking statements are as of the date of this release only.
          The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially. The Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.
          An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this press release or included in our periodic reports filed with the Securities and Exchange Commission could materially and adversely affect our continuing operations and our future financial results, cash flows, prospects, and liquidity.
          Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties:
•	the material impact on our business, continuing operations and financial results of the significant deterioration in the U.S. economic environment, including continued substantial negative impact on consumer discretionary spending and , if such economic conditions continue or worsen can be expected to continue to have an increasing impact on our business, continuing operations, liquidity, and results of operations;

•	the Company’s decision concerning, and the risks and uncertainties associated with, the decision to pursue a sale or disposition of the J. Jill brand business, including the timing, ultimate consummation, consideration which may be received, and other terms of any such sale or disposition;

•	the ability to access, on satisfactory terms or at all, adequate, additional financing and sources of liquidity necessary to fund our business and continuing operations and to obtain further increases in our credit facilities as may be needed from time to time;

•	satisfaction of all borrowing conditions under our working capital credit facilities, including accuracy of all representations and warranties, no events of default, absence of material adverse effect or change, and all other borrowing conditions;

•	satisfaction of all conditions under new secured facility;

•	ability to obtain extensions of our commitment dates and maturity dates of our existing credit facilities;

•	consummation of any sourcing transactions;

•	risk of ability to purchase merchandise on open account purchase terms at existing payment terms and expected levels, and risks and uncertainties in connection with any need to source merchandise from alternate vendors;

•	risk of impairment of goodwill and other intangible and long-lived assets;

•	any disruption in our supply of merchandise;

•	ability to reduce spending as needed;

•	ability to achieve our 2009 financial plan for operating results, working capital and cash flows;

•	the risk of continued compliance with NYSE continued listing conditions, including thirty day average $1 trading price and $75 million market capitalization and stockholders’ equity, and other continued listing conditions;

•	future store closings and success of and necessary funding for closing underperforming stores;

•	ability to successfully execute, fund and achieve the benefits from our strategic initiatives and restructuring and cost savings initiatives;

•	ability to accurately forecast future sales, cash flows and other future financial results;

•	customer acceptance of our new merchandise offerings including our spring, summer and other seasonal fashions.

     In each case, actual results may differ materially from such forward-looking information. Any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.
     Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are also discussed or included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under “Investor Relations”. You are urged to carefully consider all such factors.
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